Exhibit 99.2

The Midland Company

Supplemental Financial Information

	2006					2007
($ in millions except per share data)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD	1st Qtr	2nd Qtr	YTD
Direct & Assumed Written Premium:
Property-Casualty Premiums
Mobile Home and Related	81.0	90.5	88.0	78.3	337.8	82.7	94.1	176.8
All Other Specialty Lines	94.1	118.9	124.7	105.3	443.0	122.7	144.1	266.8

Total Property and Casualty	175.1	209.4	212.7	183.6	780.8	205.4	238.2	443.6

Revenues:
Insurance:
Premiums Earned	159.2	162.3	175.7	178.7	675.9	179.9	188.6	368.5
Net Investment Income	10.3	10.2	10.5	11.2	42.2	11.4	11.7	23.1
Net Realized Investment Gains	2.4	1.9	1.1	3.0	8.4	2.5	5.6	8.1
Other Insurance Income	3.2	3.3	3.3	3.2	13.0	3.3	3.4	6.7
Transportation	11.8	12.5	14.2	11.3	49.8	12.8	16.4	29.2

Total Revenues	186.9	190.2	204.8	207.4	789.3	209.9	225.7	435.6

Costs & Expenses:
Insurance:
Losses & Loss Adjustment Expenses	60.9	91.9	81.9	72.8	307.5	73.9	85.5	159.4
Commissions & Other Policy Acquisition Costs	54.2	43.7	56.4	55.4	209.7	61.3	59.3	120.6
Operating & Administrative Expenses	28.8	29.5	30.2	38.7	127.2	30.8	32.9	63.7
Transportation Operating Expenses	9.5	11.0	11.9	9.4	41.8	9.0	11.1	20.1
Interest Expense	1.4	1.4	1.3	1.1	5.2	1.0	1.1	2.1

Total Costs and Expenses	154.8	177.5	181.7	177.4	691.4	176.0	189.9	365.9

INCOME BEFORE FIT	32.1	12.7	23.1	30.0	97.9	33.9	35.8	69.7

Pretax Margin	17.17%	6.68%	11.28%	14.46%	12.40%	16.15%	15.86%	16.00%
Provision for Federal Income Taxes (Credit)	9.7	2.9	5.7	8.9	27.2	10.1	10.9	21.0

NET INCOME	22.4	9.8	17.4	21.1	70.7	23.8	24.9	48.7

NET INCOME BEFORE REALIZED CAPITAL GAINS *	20.8	8.5	16.7	19.2	65.1	22.1	21.3	43.3

Per Share (Post Split) Amounts

EPS (Diluted)	$1.15	$0.50	$0.88	$1.07	3.60	$1.20	$1.25	$2.45
Realized Capital Gains (Losses) Per Share	0.08	0.06	0.03	0.10	0.29	0.09	0.18	0.27

EPS Before Realized Capital Gains (Diluted) *	$1.07	$0.44	$0.85	$0.97	$3.31	$1.11	$1.07	$2.18

Diluted Average Shares Outstanding (thousands)	19,511	19,585	19,644	19,729	19,585	19,863	19,943	19,903
Total Shares Outstanding (thousands)	19,040	19,089	19,147	19,224	19,147	19,259	19,351	19,351
Dividends Per Common Share	$0.0613	$0.0613	$0.0613	$0.0613	$0.2450	$0.1000	$0.1000	$0.2000

Other Relevant Financial Information

Property and Casualty Operations

P&C Combined Ratio
GAAP Combined Ratio	88.8%	100.1%	95.1%	91.0%	93.8%	91.3%	93.4%	92.4%
Less: Impact of Net CAT Losses on P&C Loss Ratio	-2.9%	-12.2%	-2.5%	-3.6%	-5.3%	-1.9%	-2.8%	-2.4%

GAAP Combined Ratio Excluding CAT Losses	85.9%	87.9%	92.6%	87.4%	88.5%	89.4%	90.6%	90.0%

Consolidated (P&C & Life) Insurance Operations

Various Requested Ratios
Losses / Earned Premiums	38.3%	56.6%	46.6%	40.7%	45.5%	41.1%	45.3%	43.3%
Insurance Operating Expenses / Earned Premiums	18.1%	18.2%	17.2%	21.7%	18.8%	17.1%	17.4%	17.3%
Commissions / Earned Premiums	34.0%	26.9%	32.1%	31.0%	31.0%	34.1%	31.4%	32.7%
Losses & Commissions / Earned Premiums	72.3%	83.5%	78.7%	71.7%	76.5%	75.2%	76.8%	76.0%

Consolidated Midland Operations

Various Requested Ratios
Cash & Invested Assets	944.0	944.3	1,005.5	1,036.4		1,037.3	1,045.3
Average Invested Assets	947.3	947.4	978.0	993.5		1,036.9	1,040.9

Consolidated MLAN Investment Portfolio Composition
Fixed Income Securities	740.3	736.1	787.0	801.7		780.7	780.4
Total Equity Securities	199.5	201.8	213.0	229.7		250.8	257.7
Fixed Income Securities as a % of Investment Portfolio	78.8%	78.5%	78.7%	77.7%		75.7%	75.2%
Total Equity Securities as a % of Investment Portfolio	21.2%	21.5%	21.3%	22.3%		24.3%	24.8%

Net Book Value Per Share (post split)
Total Shareholders’ Equity	506.7	510.4	545.7	574.7		597.1	614.2
Total Net Book Value Per Share	$26.61	$26.74	$28.50	$29.90		$30.93	$31.74
Less (Add): Net U/R Gain on Fixed Income Portfolio	0.03	(0.28)	0.26	0.29		0.26	(0.17)

Book Value Per Share (Net of FAS 115)	$26.58	$27.02	$28.24	$29.61		$30.67	$31.91
Less (Add): Net U/R Gain on Equity Income Portfolio	3.10	3.04	3.37	3.79		3.65	3.65

Book Value Per Share (Net of Unrealized Gain on Mrkt Sec)	$23.48	$23.98	$24.87	$25.82		$27.02	$28.26

*	Net income before realized capital gains is a non-GAAP measure. Items excluded from this measure are significant components in understanding and assessing financial performance. The company believes that this non-GAAP financial measure provides a clearer picture of the underlying operating activities than the GAAP measure of net income, as it removes potential issues such as timing of investment gains (or losses) and allows readers to individually assess these components of net income.